UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Horizon Way Building N
Deerfield, Illinois	60015-3888
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2026, Fortune Brands Innovations, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has launched a comprehensive search process to identify the Company’s next Chief Executive Officer and Mr. Amit Banati will not assume the role of Chief Executive Officer. The Board appointed Mr. David Barry as Chief Executive Officer of the Company on an interim basis (“Interim CEO”) until a permanent successor is identified. Mr. Barry will succeed Mr. Nicholas Fink who accelerated his previously planned departure from the Company and has resigned. The Company also announced that Mr. Banati submitted his resignation as a member of the Board. In addition, Ms. Susan S. Kilsby returned to her role as Non-Executive Chair of the Board. The Company also announced that Mr. Jonathan H. Baksht, Executive Vice President and Chief Financial Officer of the Company, would depart from the Company and that Ms. Ashley George, the Company’s current CFO & SVP Business Unit Finance, will serve as Chief Financial Officer on an interim basis (“Interim CFO”) until a permanent successor is identified. Each of the foregoing were effective as of March 16, 2026.

Mr. Barry, age 44, has served as President of Security and Connected Products since January 2025. Mr. Barry also served as Executive Vice President and Chief Financial Officer from March 2023 until May 2025. Prior to that, he served as Senior Vice President of Finance and Investor Relations of the Company from April 2021 until March 2023. He served as Senior Vice President and Chief Financial Officer of the Global Plumbing Group, the Company’s water segment, from December 2017 to March 2021. He joined the Global Plumbing Group in July 2015 as senior director of financial planning and analysis, strategic planning and business development until he was promoted to Vice President of Finance in February 2017. Prior to his time at the Company, Mr. Barry held various senior financial roles at J.M. Huber Corporation and Angelo, Gordon & Co. Mr. Barry obtained a Masters in Business Administration from the Tuck School of Business at Dartmouth and a Bachelor of Arts from Davidson College.

Ms. George, age 47, has served as CFO & SVP Business Unit Finance since March 2023. Prior to that, she served as CFO and SVP Finance for the Global Plumbing Group from July 2021 through March 2023. Ms. George served as a Vice President, Finance for Moen Americas from September 2019 through July 2021, and as a Vice President of Finance from June 2018 through September 2019. Prior to joining the Company, Ms. George held various senior financial roles at Kimberly-Clark. Ms. George obtained a Masters in Business Administration from Southern Methodist University and a Bachelor of Science from Penn State University.

Mr. Fink’s and Mr. Banati’s decisions to resign are not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. There are no arrangements or understandings between Mr. Barry or Ms. George and any other persons pursuant to which they were selected as an officer of the Company. There are no family relationships between Mr. Barry or Ms. George and any director or executive officer of the Company and there are no transactions involving the Company that would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Barry’s appointment as Interim CEO, Mr. Barry’s compensation will consist of: (1) an $18,000 monthly stipend, in addition to his current salary of $685,000 per year; (2) an annual bonus target of 140% of his annual base salary applied for the months Mr. Barry serves as interim CEO, in addition to his current annual bonus target of 85% of his annual base salary applied for the other months of the year in which he is not serving as Interim CEO of the Company and (3) his current long-term incentive compensation award of up to $1,665,000. Mr. Barry is also eligible to enter into the Company’s Form of Agreement for the Payment of Benefits Following Termination of Employment, which has previously been filed with the Company’s Annual Report on Form 10-K for the year ended December 27, 2025, except that during his tenure as Interim CEO, Mr. Barry’s severance multiple will be two in the case of a qualifying termination, increased to three in the event of a qualifying termination following a change of control.

In connection with Ms. George’s appointment as Interim CFO, Ms. George’s compensation will consist of: (1) a $15,000 monthly stipend in addition to her current salary of $387,130; (2) an annual bonus target of 85% of her annual base salary applied for the months Ms. George serves as Interim CFO the Company, in addition to her current annual bonus target of 50% of her annual base salary applied for the other months of the year in which she is not serving as Interim CFO of the Company; and (3) a one-time $150,000 cash retention award, in addition to her current long-term incentive compensation award of up to $275,000.

Upon his departure, Mr. Banati will receive “Make Whole Compensation” in the form of a one-time cash payment of $18,355,000, consisting of (1) a one-time cash award of $8,000,000; (2) an accelerated vesting of $6,000,000 in long-term incentive awards in restricted stock units; (3) cash payments with respect to the forfeiture of compensation from his current employer and (4) cash to cover certain medical and dental benefits.

Mr. Baksht will be eligible to receive benefits upon his departure generally consistent with the terms of the Company’s severance agreement as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2025.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release issued by the Company on March 16, 2026 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 16, 2026, issued by Fortune Brands Innovations, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.

Date: March 16, 2026	By:	/s/ Hiranda Donoghue
	Name:	Hiranda Donoghue
	Title:	EVP, Chief Legal Officer and Corporate Secretary